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                            SCHEDULE 14A INFORMATION

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                          UTILICORP UNITED INC.
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This material is being filed pursuant to Rule 14a-6 and will be sent to certain elected officials.



May  , 1996






Dear:

Many people in the community have been watching the pending merger between UtiliCorp and KCPL with great interest. I thought I would explain the reasons for the merger and what it means to Missouri communities and customers. Hopefully, this letter will address some of your questions and those of the people you represent.

As you know, legislative and regulatory reforms, changing customer demands, and technological advances are reshaping the utility industry. Merging our two companies allows us to achieve the critical mass, operating efficiencies, and ongoing innovation necessary to compete effectively in this new arena.
It means retaining local control over energy services, rather than the potential of becoming subsidiaries of larger, more distant companies.

The merger means added security for the communities in which we operate. Specifically, the merger will provide:
- - Customers with lower rates than otherwise would be possible, a greater choice of energy related products, and continued access to reliable, low-cost energy solutions;
- - Employees with increased opportunities as part of a stronger, locally-based, growth-oriented company with a stable and expanding employee base;
- - Communities with the continuity and commitment of a strong locally-based energy provider that can provide the support to attract business and stimulate economic growth in our region as well as enhanced resources for philanthropic, volunteer, and economic development efforts.

In the midst of our efforts to complete this beneficial merger, Topeka-based Western Resources has launched an aggressive hostile takeover bid for KCPL. Western's hostile bid seems designed to block our friendly merger and prevent the new combined company from becoming a stronger regional competitor. Western seems prepared to make Missouri and Kansas the testing ground and the battleground for the first hostile takeover in the U.S. utility industry.


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May 7, 1996
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If you believe, as we do, that strong companies are born not from hostile beginnings, but from a partnership of equals working for the benefit of our employees, customers, and shareholders, we hope you will support the merger of UtiliCorp and KCPL by making a phone call or writing to Governor Carnahan, or by sending me a letter for public endorsement of this merger. Please feel free to call me at 816-467-3516 if you have any questions.

UtiliCorp and KCPL have grown with the communities we serve. Together, we want to continue to provide local energy services into the future.

Thank you for your support.

Sincerely,


/s/ Richard Green, Jr.